--------------------------------------------------------------------------------

                                    AGREEMENT



                                      among



                             OLYMPIC RESOURCES LTD.

                              WEC ACQUISITION, INC.



                                       and



                             WHITTIER ENERGY COMPANY







                                  July 8, 2003


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AGREEMENT.................................................................... 1

ARTICLE I -- THE MERGER...................................................... 1
         1.1     The Merger.................................................. 1
         1.2     Effective Time of the Merger................................ 2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF WHITTIER...................... 2
         2.1     Corporate Organization.......................................2
         2.2     Qualification............................................... 2
         2.3     Charter and Bylaws.......................................... 2
         2.4     Capitalization.............................................. 3
         2.5     Authority Relative to This Agreement........................ 3
         2.6     Noncontravention............................................ 4
         2.7     Governmental Approvals...................................... 4
         2.8     Subsidiaries and Capital Stock.............................. 5
         2.9     Financial Statements........................................ 5
         2.10    Reserve Reports............................................. 5
         2.11    Absence of Undisclosed Liabilities.......................... 6
         2.12    Absence of Certain Changes.................................. 6
         2.13    Tax Matters..................................................7
         2.14    Compliance with Laws........................................ 7
         2.15    Legal Proceedings........................................... 8
         2.16    Title to Properties......................................... 8
         2.17    Permits..................................................... 8
         2.18    Agreements.................................................. 8
         2.19    Environmental Matters.......................................10
         2.20    Insurance...................................................12
         2.21    Books and Records...........................................12
         2.22    Illegal Payments............................................12
         2.23    Brokerage Fees..............................................12
         2.24    Offerings of Securities.....................................13
         2.25    Representations and Warranties as of the Effective Time.....13
         2.26    No Other Representations....................................13


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF OLYMPIC AND NEWCO............13
         3.1     Corporate Organization......................................13
         3.2     Qualification...............................................13
         3.3     Charter and Bylaws..........................................14
         3.4     Capitalization of Olympic...................................14
         3.5     Authority Relative to This Agreement........................15
         3.6     Noncontravention............................................15
         3.7     Governmental Approvals......................................16

         3.8     Subsidiaries and Capital Stock............................. 16
         3.9     Financial Statements....................................... 16
         3.10    Reserve Reports............................................ 17
         3.11    SEC Filings.................................................17
         3.12    Disclosure Documents....................................... 18
         3.13    Absence of Undisclosed Liabilities......................... 18
         3.14    Absence of Certain Changes................................. 18
         3.15    Tax Matters................................................ 19
         3.16    Compliance With Laws....................................... 19
         3.17    Legal Proceedings.......................................... 19
         3.18    Title to Properties........................................ 20
         3.19    Permits.................................................... 20
         3.20    Agreements................................................. 20
         3.21    Employee Benefit Plans..................................... 22
         3.22    Environmental Matters...................................... 23
         3.23    Labor Relations............................................ 24
         3.24    Employees.................................................. 25
         3.25    Insurance.................................................. 25
         3.26    Books and Records.......................................... 25
         3.27    Illegal Payments........................................... 26
         3.28    Offerings of Securities.................................... 26
         3.29    Brokerage Fees............................................. 26
         3.30    Disclosure................................................. 26
         3.31    Representations and Warranties as of the Effective Time.... 27

ARTICLE IV - CONDUCT OF COMPANIES PENDING MERGER............................ 27
         4.1     Conduct and Preservation of Business....................... 27
         4.2     Financial Status and Reports............................... 27
         4.3     Restrictions on Certain Actions............................ 27

ARTICLE V - ADDITIONAL AGREEMENTS........................................... 29
         5.1     Access to Information; Confidentiality..................... 29
         5.2     Appropriate Action; Consents; Filings...................... 30
         5.3     Tax Treatment.............................................. 30
         5.4     Notice of Litigation....................................... 30
         5.5     Corporate Headquarters; Vancouver Office................... 31
         5.6     Performance of Subsidiaries................................ 31
         5.7     Amendment of Schedules..................................... 31
         5.8     Further Assurances......................................... 31
         5.9     Expenses................................................... 31
         5.10    Break-up Fee............................................... 32
5.11     Exclusive Dealing.................................................. 32
         5.12    Public Disclosure.......................................... 32
         5.13    Registration Rights Agreement.............................. 32

                                       ii

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ARTICLE VI - CONDITIONS TO OBLIGATIONS OF WHITTIER.......................... 33
         6.1     Representations and Warranties True.........................33
         6.2     Covenants and Agreements Performed......................... 33
         6.3     Opinions of Counsel to Olympic............................. 33
         6.4     Olympic Fairness Opinion................................... 33
         6.5     Release and Waiver......................................... 34
         6.6     Legal Proceedings.......................................... 34
         6.7     No Material Adverse Change................................. 34
         6.8     Due Diligence.............................................. 34
         6.9     Other Documents............................................ 34

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF OLYMPIC AND NEWCO................ 35
         7.1     Representations and Warranties True.........................36
         7.2     Covenants and Agreements Performed......................... 36
         7.3     Opinion of Counsel to Whittier............................. 36
         7.4     Fairness Opinion........................................... 36
         7.5     Legal Proceedings.......................................... 36
         7.6     No Material Adverse Change................................. 36
         7.7     Due Diligence...............................................36
         7.8     Other Documents............................................ 36

ARTICLE VIII - TERMINATION, AMENDMENT, AND WAIVER........................... 37
         8.1     Termination.................................................37
         8.2     Effect of Termination; Limitations on Liability............ 37
         8.3     Waiver..................................................... 38
         8.4     Remedies Not Exclusive..................................... 38

ARTICLE IX - INDEMNIFICATION FOLLOWING EFFECTIVE TIME....................... 38
         9.1     Survival....................................................38
         9.2     Indemnification by Olympic and Newco....................... 39
         9.3     Indemnification by Whittier................................ 39
         9.4     Procedure for Indemnification.............................. 40
         9.5     Escrow by Olympic Principals............................... 40

ARTICLE X - MISCELLANEOUS................................................... 41
         10.1    Notices.................................................... 41
         10.2    Entire Agreement........................................... 42
         10.3    Binding Effect; Assignment; No Third Party Benefit......... 42
         10.4    Severability............................................... 42
         10.5    Governing Law.............................................. 42
         10.6    Descriptive Headings....................................... 43
         10.7    Gender..................................................... 43
         10.8    References................................................. 43
         10.9    Counterparts............................................... 43

                                      iii

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         10.10   Injunctive Relief.......................................... 43
         10.11   Consent to Jurisdiction.................................... 44

ARTICLE XI - DEFINITIONS.................................................... 44
         11.1    Certain Defined Terms...................................... 44

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                            EXHIBIT AND SCHEDULE LIST
                            -------------------------

Exhibit A                - Agreement and Plan of Merger
Exhibit B                - Nevada Articles of Merger
Exhibit C                - Wyoming Articles of Merger
Exhibit D                - Contribution Agreement
Exhibit E                - Articles of Amendment to Articles of Incorporation
                           of Olympic
Exhibit F                - Opinion of Wyoming Special Counsel to Olympic
Exhibit G                - Opinion of Counsel to Olympic
Exhibit H                - Release and Waiver
Exhibit I                - Escrow Agreement
Exhibit J                - Consulting Agreement
Exhibit K                - Opinion of Counsel to Whittier

Whittier Schedules
Schedule 2.2             - List of Jurisdictions
Schedule 2.6             - Noncontravention
Schedule 2.7             - Governmental Approvals
Schedule 2.8(a)          - Subsidiaries and Capital Stock
Schedule 2.10(a)         - Disposition of Oil and Gas Interests
Schedule 2.10(b)         - Other Oil and Gas Interests
Schedule 2.11            - Liabilities
Schedule 2.12            - Absence of Certain Changes
Schedule 2.13            - Tax Matters
Schedule 2.14            - Compliance With Laws
Schedule 2.16            - Encumbrances
Schedule 2.17            - Permits
Schedule 2.18            - Agreements
Schedule 2.19(a)         - Environmental Matters
Schedule 2.20            - Insurance Policies

Olympic Schedules
Schedule 3.2             - List of Jurisdictions
Schedule 3.4             - Capitalization
Schedule 3.6             - Noncontravention
Schedule 3.7             - Governmental Approvals
Schedule 3.8(a)          - Subsidiaries and Capital Stock
Schedule 3.10(a)         - Disposition of Oil and Gas Interests

Schedule 3.10(b)         - Other Oil and Gas Interests
Schedule 3.11            - SEC Filings
Schedule 3.13            - Liabilities
Schedule 3.14            - Certain Changes
Schedule 3.15            - Tax Matters
Schedule 3.16            - Compliance With Laws
Schedule 3.18            - Encumbrances
Schedule 3.19            - Permits
Schedule 3.20            - Agreements
Schedule 3.21(a)         - Employee Benefit Plans
Schedule 3.21(b)         - Retirement Plan Liabilities
Schedule 3.21(c)         - Benefit Plan Liability
Schedule 3.21(d)         - Changes to Benefit Plans
Schedule 3.22(a)         - Environmental Matters
Schedule 3.23            - Collective Bargaining Agreements
Schedule 3.24            - Obligations to Employees
Schedule 3.25            - Insurance Policies

                                    AGREEMENT


     THIS AGREEMENT (this "Agreement"), dated as of July 8, 2003, among Olympic Resources Ltd., a Wyoming corporation ("Olympic"), WEC Acquisition, Inc., a Wyoming corporation and a wholly owned subsidiary of Olympic ("Newco"), and Whittier Energy Company, a Nevada corporation ("Whittier").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Newco will merge with and into Whittier (the "Merger") as a result of which the shareholders of Whittier collectively will own 79,393,142 shares of the common stock, no par value (the "Olympic Common Stock"), and 100,000 shares of the Series A Convertible Preferred Stock, no par value (the "Olympic Preferred Stock"), of Olympic;

     WHEREAS, the Board of Directors of Whittier has determined that the Merger is fair to, and in the best interests of, Whittier and its shareholders; has approved and adopted this Agreement and the transactions contemplated herein; and this Agreement and the transactions contemplated herein shall be submitted to the shareholders of Whittier for their approval, as contemplated herein;

     WHEREAS, the Board of Directors of Olympic has determined that the Merger is in the best interests of Olympic and its shareholders and has approved and adopted this Agreement and the transactions contemplated herein;

     WHEREAS, the Board of Directors of Newco has determined that the Merger is in the best interests of Newco and its shareholder and the Board of Directors of Newco and Olympic, as the sole shareholder of Newco, have approved and adopted this Agreement and the transactions contemplated herein;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement and the Annexes hereto shall constitute a "plan of reorganization" for the purposes of section 368 of the Code;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Olympic, Newco, and Whittier hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapters 78 and 92A of the Nevada Revised Statutes and the Wyoming Business Corporation Act (the "WBCA"), at the Effective Time (as defined in Section 1.2), Newco and Whittier shall effect a merger by executing the Plan and Agreement of Merger (the "Plan") in substantially the form attached hereto as Exhibit A, and by filing articles of merger or consolidation, as appropriate (the "Articles of Merger"), each substantially in the form attached hereto as Exhibits B and C, respectively, with the Secretary of State of Nevada and the Secretary of State of Wyoming in such form as required by, and executed in accordance with the relevant provisions of, Chapter 92A of the Nevada Revised Statutes and the WBCA. As a result of the Merger, the separate corporate existence of Newco shall cease and Whittier shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be "Whittier Energy Company" or such other name as the Board of Directors of the Surviving Corporation may select subsequent to the Effective Time. Prior to the Merger, Olympic shall, pursuant to the terms of the Contribution Agreement, a copy of which is attached as Exhibit D hereto (the "Contribution Agreement"), issue and deliver to Newco shares of Olympic Stock equivalent to the number of shares of Olympic Stock to be transferred pursuant to the terms and provisions of the Plan.

     1.2 Effective Time of the Merger. As promptly as practicable after the approval hereof by the shareholders of Whittier, and the execution and delivery of this Agreement by each of the parties hereto, but in no event after August 29, 2003, the parties hereto each shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of Nevada and the Secretary of State of Wyoming in such form as required by, and executed in accordance with the relevant provisions of, Chapter 92A of the Nevada Revised Statutes and the WBCA, respectively. The Merger shall become effective at such time as both of the Secretaries of States of Nevada and Wyoming shall be issued certificates of merger with respect thereto (the "Effective Time").

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WHITTIER
                   ------------------------------------------

     Whittier hereby represents and warrants to Olympic and Newco as follows:

     2.1 Corporate Organization. Whittier is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     2.2 Qualification. Each of Whittier and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule 2.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.

     2.3 Charter and Bylaws. Whittier has delivered to Olympic accurate and complete copies of the Articles of Incorporation and Bylaws of Whittier and its Subsidiaries as currently in effect, and will deliver to Olympic not later than five (5) days prior to the Effective Time (i) the stock records of Whittier and its Subsidiaries, and (ii) the minutes of all meetings of the Boards of

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Directors and shareholders of Whittier and its Subsidiaries, any committees of any such Boards, and all consents in lieu of such meetings. Such records, minutes, and consents accurately reflect the stock ownership of Whittier and its Subsidiaries and in all material respects all actions taken by the Boards and shareholders of Whittier and its Subsidiaries and any committees of such Boards. Neither Whittier nor its Subsidiaries is in violation of any provision of its Articles of Incorporation or Bylaws, other than violations that, individually or in the aggregate, do not and will not have a Material Adverse Effect.

     2.4 Capitalization. The authorized capital stock of Whittier consists of 100,000 shares of the common stock of Whittier, no par value ("Whittier Common Stock"), of which 100,000 shares are outstanding and no shares are held in Whittier's treasury. All outstanding shares of capital stock of Whittier have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Whittier are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by Whittier of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. Except as set forth above in this Section, there are outstanding (i) no shares of capital stock or other voting securities of Whittier, (ii) no securities of Whittier convertible into or exchangeable for shares of capital stock or other voting securities of Whittier, (iii) no options or other rights to acquire from Whittier, and no obligation of Whittier to issue or sell, any shares of capital stock or other voting securities of Whittier or any securities of Whittier convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to Whittier. There are no outstanding obligations of Whittier to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. Whittier is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

     2.5 Authority Relative to This Agreement. Whittier has full corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and, subject to the approval of this Agreement by the shareholders of Whittier in accordance with Applicable Law and Whittier's Articles of Incorporation, to consummate the transactions contemplated herein and therein. The execution, delivery, and performance by Whittier of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated herein and therein, have been duly authorized by the Board of Directors of Whittier, and no other corporate proceedings (other than the approval of this Agreement by the shareholders of Whittier in accordance with Applicable Law and Whittier's Articles of Incorporation) on the part of Whittier are necessary to authorize the execution, delivery, and performance by Whittier of this Agreement and such Ancillary Documents and the consummation by it of the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Whittier and, assuming the due authorization, execution and delivery thereof by Olympic and Newco, constitutes, and each Ancillary Document executed or to be executed by Whittier has been, or when executed will be, duly executed and delivered by Whittier and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Whittier enforceable against Whittier in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights

                                       3

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generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. On or prior to the date of this Agreement, the Board of Directors of Whittier has determined to recommend approval of the Merger to the shareholders of Whittier, and such determination is in effect as of the date hereof.

     2.6 Noncontravention. The execution, delivery, and performance by Whittier of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated herein and therein do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws of Whittier, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Whittier is a party or by which Whittier or any of its respective properties may be bound or any Permit held by Whittier,
(iii) result in the creation or imposition of any Encumbrance upon the properties of Whittier, or (iv) assuming compliance with the matters referred to in Section 2.7, violate any Applicable Law binding upon Whittier, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect, and except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers, and notices that are disclosed on
Schedule 2.6.

     2.7 Governmental Approvals. Except as set forth on Schedule 2.7, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Whittier or any of its Subsidiaries in connection with the execution, delivery, or performance by Whittier of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated herein or therein, other than (i) the filing by Whittier of Articles of Merger with respect to the Merger with the Secretary of State of Nevada and issuance by such Secretary of State of a certificate of merger in accordance with Chapter 72A of the Nevada Revised Statutes; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Securities Act; (iv) compliance with any applicable requirements of the Exchange Act; (v) compliance with any applicable requirements of the Trust Indenture Act; (vi) compliance with any applicable state securities or takeover laws; (vii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated herein; and (viii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

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     2.8 Subsidiaries and Capital Stock.

     (a) Except as disclosed on Schedule 2.8(a), Whittier does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person. Also disclosed on Schedule 2.8(a) is the jurisdiction of incorporation of each Whittier Subsidiary and the authorized and outstanding capital stock or other equity interests of each Whittier Subsidiary. Each Whittier Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Whittier Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Whittier Subsidiary are pending, or, to the knowledge of Whittier, threatened.

     (b) All of the outstanding capital stock of each Whittier Subsidiary is owned directly or indirectly by Whittier, free and clear of all Encumbrances. All outstanding shares of capital stock of each Whittier Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock of any Whittier Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     2.9 Financial Statements. Whittier has delivered to Olympic accurate and complete copies of Whittier's audited balance sheet (the "Whittier Balance Sheet") as of December 31, 2002 (the "Whittier Balance Sheet Date"), and the related audited statements of income, stockholders' equity, and cash flows for the year then ended, and the notes and schedules thereto, together with the unqualified reports thereon of Brown Armstrong Paulden McCown Starbuck & Keeter, independent public accountants (the "Whittier Financial Statements"). The Whittier Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Whittier and its Subsidiaries in conformity with generally accepted accounting principles in the USA ("US GAAP") applied on a basis consistent with preceding years throughout the periods involved, and (iii) accurately, completely, and fairly present in all material respects the financial position of Whittier and its Subsidiaries as of the respective dates thereof and its results of operations and cash flows for the periods then ended. All financial projections, forecasts, and other forward-looking information provided by Whittier to Olympic were, as of their respective dates, prepared in good faith and on a basis that management of Whittier believed to be reasonable.

     2.10 Reserve Reports.

     (a) Whittier has furnished Olympic with a copy of its reserve report containing estimates of proved oil and gas reserves as of December 31, 2002, of Whittier and its Subsidiaries (the "Whittier Reserve Report"). The factual, non-interpretive data on which the Whittier Reserve Report was based was accurate and complete at the time the Whittier Reserve Report was prepared in all material respects and incorporates the following: (i) the interests owned by Whittier and its Subsidiaries at the time the Whittier Reserve Report was prepared, (ii) reasonable estimates for periods prior to the date provided of the cost of operating the Whittier Oil and Gas Interests (as hereinafter defined), (iii) historical production and cost data, (iv) all tests and operations on Oil and Gas Interests of Whittier and its Subsidiaries, of which Whittier was aware as of the date of the Whittier Reserve Report, (v) all

                                       5

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capital costs reasonably expected by Whittier at such time to be necessary to operate and develop the Oil and Gas Interests described therein, and (vi) reasonable good faith estimates, as of the time provided, of projected future operating costs with respect to such Oil and Gas Interests. Whittier has furnished HJ Gruy and Associates, Inc. all information necessary to produce the Whittier Reserve Report that is complete and accurate in all material respects. Set forth in Schedule 2.10(a) is a list of all material Oil and Gas Interests that were included in the Whittier Reserve Report that have been disposed of prior to the date hereof. For the purposes of this Agreement, "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties of any kind and nature, and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating assets; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

     (b) Set forth in Schedule 2.10(b) is a list of all Oil and Gas Interests that were not included in the Whittier Reserve Report or that have been acquired by Whittier or any of its Subsidiaries since the date of that report.

     2.11 Absence of Undisclosed Liabilities. Neither Whittier nor any Subsidiary of Whittier has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Whittier, and whether due or to become due), except (i) liabilities reflected on the Whittier Balance Sheet, (ii) liabilities described in the notes accompanying the Whittier Financial Statements dated as of December 31, 2002 (iii) liabilities that have arisen since the date of the Whittier Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iv) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities specifically set forth on Schedule 2.11, and (vi) other liabilities which, in the aggregate, are not material to Whittier and its Subsidiaries considered as a whole.

     2.12 Absence of Certain Changes. Except as disclosed on Schedule 2.12, since the Whittier Balance Sheet Date, (i) there has not been any change, development, or event, individually or in the aggregate, that has had, or might reasonably be expected to have, a Material Adverse Effect; (ii) the business of

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Whittier and its Subsidiaries has been conducted only in the ordinary course consistent with past practice; (iii) neither Whittier nor any of its Subsidiaries has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither Whittier nor any of its Subsidiaries has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) Whittier has not taken any of the actions set forth in Section 4.3 except as permitted thereunder.

     2.13 Tax Matters. Except as disclosed on Schedule 2.13:

     (a) Whittier has (and as of the Effective Time will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS, or other applicable taxing authority, and no extensions with respect to such Tax Returns have (or as of the Effective Time will have) been requested or granted;

     (b) Whittier has (and as of the Effective Time will have) paid, or adequately reserved against in the Whittier Financial Statements, all Taxes due, or claimed by any taxing authority to be due, from or with respect to it, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on Schedule 2.13;

     (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns;

     (d) Whittier has (and as of the Effective Time will have) made all deposits required with respect to Taxes;

     (e) the federal income Tax Returns of Whittier have not been audited by the IRS or any other applicable taxing authority;

     (f) no waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter has been given by or requested from Whittier; and

     (g) Whittier has not filed a consent under Section 341(f) of the Code.

     2.14 Compliance With Laws. Except as disclosed on Schedule 2.14, each of Whittier and its Subsidiaries has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect. Neither Whittier nor any of its Subsidiaries has received any written notice, which has not been dismissed or otherwise disposed of, that such person has not so complied. Neither Whittier nor any of its Subsidiaries is charged or, to the knowledge of Whittier, threatened with, or, to the knowledge of Whittier, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Whittier or any of its Subsidiaries, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

     2.15 Legal Proceedings. There are no Proceedings pending or, to the knowledge of Whittier, threatened against or involving Whittier or any of its Subsidiaries (or any of its directors or officers in connection with the business or affairs of Whittier or any of its Subsidiaries) or any properties or rights of Whittier which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. There are no Proceedings pending or, to the knowledge of Whittier, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

     2.16 Title to Properties. Each of Whittier and its Subsidiaries has good and defensible title, and in the case of real property insurable title, to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the Whittier Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except as disclosed on Schedule 2.16, and such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of Whittier's normal operations.

     2.17 Permits. Whittier and its Subsidiaries hold all Permits necessary or required for the conduct of the business of Whittier and its Subsidiaries as currently conducted. Each of such Permits is in full force and effect, Whittier and its Subsidiaries are in compliance with all its obligations with respect thereto, and, to the knowledge of Whittier, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on
Schedule 2.17, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the knowledge of Whittier, threatened with respect to any alleged failure by Whittier or any of its Subsidiaries to have any Permit.

     2.18 Agreements.

     (a) Set forth on Schedule 2.18 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Whittier or any of its Subsidiaries is a party or by which Whittier or any such Subsidiary or any of their respective properties is otherwise bound:

          (i) collective bargaining agreements and similar agreements with employees as a group;

          (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature, including those referred to in Section 4.3(e);

          (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

          (iv) agreements between or among Whittier and any of the Subsidiaries;

          (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by Whittier or any Subsidiary or to the direct or indirect guarantee or assumption by Whittier or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

          (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

          (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

          (viii) agreements with respect to the lease of real or personal property;

          (ix) agreements concerning the management or operation of any real property;

          (x) broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements;

          (xi) license, royalty, or other agreements relating to Intellectual Property;

          (xii) royalty, working interest, joint operating agreement, and any other agreements relating to the Whittier Oil and Gas Interests;

          (xiii)  partnership, joint venture, and profit sharing agreements;

          (xiv)   agreements with any Governmental Entity;

          (xv) agreements relating to the release or disposal of hazardous material (as such term is defined in Section 2.19(b));

          (xvi) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

          (xvii) agreements containing any covenant limiting the freedom of Whittier or any Subsidiary to engage in any line of business or compete with any other person in any geographic area or during any period of time;

          (xviii) powers of attorney granted by Whittier or any Subsidiary in favor of any person;

          (xix) agreements not made in the ordinary course of business; and

          (xx) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Whittier. For the purposes of this Section 2.18, a "material" agreement shall mean any agreement that provides for aggregate payments or receipts in excess of $100,000 during the course of a calendar year.

     (b) Whittier has made available to Olympic accurate and complete copies of the agreements listed on Schedule 2.18 and will provide physical copies of each such agreement not later than five (5) days prior to the Effective Time. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

     (c) Neither Whittier nor any of its Subsidiaries has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and Whittier does not know of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Whittier does not currently contemplate, or have reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

     2.19 Environmental Matters.

     (a) Except as disclosed in Schedule 2.19(a) and except for matters that in the aggregate would not have a Material Adverse Effect:

          (i) to the knowledge of Whittier, the properties, operations, and activities of Whittier and its Subsidiaries comply with all Applicable Environmental Laws (as defined below);

          (ii) Whittier, its Subsidiaries and the properties, operations, and activities of Whittier and its Subsidiaries are not subject to any existing, pending, or, to the knowledge of Whittier, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws;

          (iii) all Permits, if any, required to be obtained by Whittier or any of its Subsidiaries under any Applicable Environmental Laws in connection with any aspect of the business of Whittier or its Subsidiaries, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and Whittier and each of its Subsidiaries is in compliance with the terms and conditions of all such Permits;

          (iv) Each of Whittier and its Subsidiaries has satisfied and is currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Entity under any Applicable Environmental Laws, and neither Whittier nor any of its Subsidiaries has received any notice of noncompliance with any such financial responsibility requirements;

          (v) to the knowledge of Whittier, there are no physical or environmental conditions existing on any property owned or leased by Whittier or any of its Subsidiaries, or resulting from their respective operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws;

          (vi) to the knowledge of Whittier, since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by Whittier or any of its Subsidiaries, or used in connection with its properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the knowledge of Whittier, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

          (vii) there has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment, by Whittier, its Subsidiaries or in connection with their properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation; and

          (viii) Whittier shall make available to Olympic all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Whittier relating to any of the current or former properties, operations, or activities of Whittier and its Subsidiaries, provided that Whittier shall not be required to make available any such audits, studies, or correspondence that may be subject to the attorney-client privilege or similar privilege.

     (b) For purposes of this Section, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which Whittier or any of its Subsidiaries has conducted operations or activities or owned or leased property, including, without limitation, the Clear Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means (i) any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas, and natural gas liquids.

     (c) The representations and warranties contained in this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances, if any, pertaining to the properties, operations, and activities of Whittier and its Subsidiaries.

     2.20 Insurance. Set forth on Schedule 2.20 is a list and summary description, including risks covered, premium amounts, term of policy, of all policies of fire, liability, casualty, life, and other insurance owned or held by each of Whittier and its Subsidiaries. Such policies are in full force and effect, are sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements, or understandings to which Whittier or any of its Subsidiaries is a party, and provide adequate insurance coverage for the assets and operations of Whittier and its Subsidiaries. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by Whittier or any of its Subsidiaries. No event has occurred nor does any fact or condition exist which would render any of such policies void or voidable or subject any of such policies to cancellation or termination. Each of Whittier and its Subsidiaries has given timely notice to the appropriate insurance carrier of all pending or threatened claims against it that are insured. Schedule 2.20 also lists all pending and threatened insured claims. To the knowledge of Whittier, the insurance companies providing the insurance listed on Schedule 2.20 are solvent. During the past three years, no application by Whittier or any of its Subsidiaries for insurance with respect to its assets or operations has been denied for any reason. To the knowledge of Whittier, adequate insurance coverage for the assets and operations of Whittier and its Subsidiaries relating to their non-operated Oil and Gas Interests is provided for.

     2.21 Books and Records. All the books and records of Whittier and each of its Subsidiaries, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been in all material respects prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, revenues, expenses, assets, and liabilities of Whittier and each of its Subsidiaries.

     2.22 Illegal Payments. To the knowledge of Whittier, neither Whittier nor any of its Subsidiaries, or any director, officer, employee, or agent of such person has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Whittier or any of its Subsidiaries, which Whittier or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any Applicable Law.

     2.23 Brokerage Fees. Neither Whittier nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated herein.

     2.24 Offerings of Securities. All securities that have been offered or sold by Whittier or any of its Subsidiaries during the six years prior to the date of this Agreement have been offered and sold pursuant to valid exemptions from the Securities Act and applicable state securities laws. To the knowledge of Whittier, no private offering memorandum or other information furnished (whether in writing or orally) to any offeree or purchaser of such securities, at the time of delivery of such private offering memorandum or other information, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     2.25 Representations and Warranties as of the Effective Time. The representations and warranties made in this Article II will be true and correct in all material respects on and as of the Effective Time with the same force and effect as if such representations and warranties had been made on and as of the Effective Time, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct as of the Effective Time as of such earlier date.

     2.26 No Other Representations. Except as and to the extent expressly set forth in this Article II, Whittier makes no representations or warranties whatsoever to Olympic or Newco and hereby disclaims all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Olympic, Newco, or their representatives (including without limitation any opinion, information, projection, or advice that may have been or may be provided to Olympic and/or Newco by any director, officer, employee, agent, consultant, or representative of Whittier or any affiliate thereof).

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF OLYMPIC AND NEWCO

     Olympic and Newco hereby jointly and severally represent and warrant to Whittier that:

     3.1 Corporate Organization. Olympic is a corporation duly organized, validly existing, and in good standing under the laws of the Wyoming and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Olympic are pending or, to the knowledge of Olympic, threatened.

     3.2 Qualification. Each of Olympic, Newco and the other Subsidiaries of Olympic is duly qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions set forth on Schedule 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.

     3.3 Charter and Bylaws. Olympic has delivered to Whittier accurate and complete copies of the Articles of Incorporation and Bylaws of Olympic and its Subsidiaries as currently in effect, and will deliver to Whittier not later than five (5) days prior to the Effective Time (i) the stock records of Olympic and its Subsidiaries, and (ii) the minutes of all meetings of the Boards of Directors and shareholders of Olympic and its Subsidiaries, any committees of such Boards, and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of Olympic and its Subsidiaries and in all material respects all actions taken by the Boards of Olympic and shareholders and its Subsidiaries and any committees of such Board. Neither Olympic nor its Subsidiaries is in violation of any provision of its Articles of Incorporation or Bylaws, other than violations that, individually or in the aggregate, do not and will not have a Material Adverse Effect.

     3.4 Capitalization of Olympic.

     (a) The authorized capital stock of Olympic consists of 100,000,000 shares of Olympic Common Stock, of which, as of the date hereof, 15,069,378 shares are outstanding and no shares are held in Olympic's treasury, and 1,000,000 shares of Olympic Preferred Stock, of which, as of the date hereof, no shares are outstanding and no shares are held in Olympic's treasury. The Board of Directors of Olympic shall designate 100,000 shares of Olympic Preferred Stock as Olympic Series A Convertible Preferred Stock, of which 100,000 shares will be issued and contributed to Newco prior to the Effective Time. The Olympic Series A Convertible Preferred Stock shall have the rights and preferences as set forth in Exhibit E attached hereto. All outstanding shares of capital stock of Olympic have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Olympic are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by Olympic of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable Canadian and U.S. federal, state and provincial securities laws. As of the date hereof, an aggregate of 4,703,875 shares of Olympic Common Stock are reserved for issuance and issuable upon the exercise of outstanding warrants and outstanding employee stock options as well as stock options available to be granted under Olympic's employee stock option plan. Except as set forth in this Section, there are (and as of the Effective Time there will be) outstanding (i) no shares of capital stock or other voting securities of Olympic, (ii) no securities of Olympic convertible into or exchangeable for shares of capital stock or other voting securities of Olympic, (iii) no options or other rights to acquire from Olympic, and no obligation of Olympic to issue or sell, any shares of capital stock or other voting securities of Olympic or any securities of Olympic convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to Olympic. There are (and as of the Effective Time there will be) no outstanding obligations of Olympic to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. Olympic is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock. Set forth on Schedule 3.4 is a list of all holders of options, warrants, Olympic Preferred Stock, and any other securities that are convertible into or exchangeable for shares of Olympic Common Stock, including for each holder (i) the number and type of securities held, (ii) the applicable exercise price or conversion ratio of such securities, and (iii) the vesting percentage of such securities (if applicable).

     (b) The authorized capital stock of Newco consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are outstanding. All the outstanding shares of capital stock of Newco are owned directly by Olympic.

     3.5 Authority Relative to This Agreement. Each of Olympic and Newco has full corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and, including shareholder approval in the case of Newco, to consummate the transactions contemplated herein and therein. The execution, delivery, and performance by each of Olympic and Newco of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated herein and therein, have been duly authorized by the Boards of Directors of Olympic and Newco, and no other corporate proceedings (other than the approval of this Agreement by the shareholder of Newco in accordance with Applicable Law and Newco's Articles of Incorporation) on the part of Newco are necessary to authorize the execution, delivery, and performance by Newco and Olympic of this Agreement and such Ancillary Documents and the consummation by it of the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by each of Olympic and Newco and, assuming the due authorization, execution and delivery thereof by Whittier, constitutes, and each Ancillary Document executed or to be executed by Olympic, Newco or both, has been, or when executed will be, duly executed and delivered by Olympic or Newco and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Olympic and Newco enforceable against Olympic and Newco in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. On or prior to the date of this Agreement, the Board of Directors of Newco has determined to recommend approval of the Merger to the shareholders of Newco, and such determination is in effect as of the date hereof.

     3.6 Noncontravention. The execution, delivery, and performance by Olympic and Newco of this Agreement and the Ancillary Documents to which either is a party and the consummation by them of the transactions contemplated herein and therein do not and will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws of Olympic or Newco, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Olympic or Newco is a party or by which Olympic or Newco or any of their respective properties may be bound or any material Permit held by Olympic or Newco, (iii) result in the creation or imposition of any Encumbrance upon the properties of Olympic or Newco, or (iv) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon Olympic or Newco, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect, and except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers, and notices that are disclosed on
Schedule 3.6.

     3.7 Governmental Approvals. Except as set forth on Schedule 3.7, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Olympic, Newco or any other Subsidiary of Olympic in connection with the execution, delivery, or performance of this Agreement and the Ancillary Documents to which either of them is a party or the consummation by them of the transactions contemplated herein or therein, other than (i) the filing by Newco of Articles of Merger with respect to the Merger with the Secretary of State of Wyoming and issuance by such Secretary of State of a certificate of merger in accordance with the WBCA; (ii) compliance with any applicable requirements of the Securities Act; (iii) compliance with any applicable requirements of the Exchange Act; (iv) compliance with any applicable requirements of the Trust Indenture Act; (v) compliance with any applicable provincial or state securities or takeover laws; (vi) as set forth on Schedule 3.7; (vii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated herein; and (viii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect.

     3.8 Subsidiaries and Capital Stock.

     (a) Except as disclosed on Schedule 3.8(a), Olympic does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person. Also disclosed on Schedule 3.8(a) is the jurisdiction of incorporation of each Olympic Subsidiary and the authorized and outstanding capital stock or other equity interests of each Olympic Subsidiary. Each Olympic Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Olympic Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Olympic Subsidiary are pending or, to the knowledge of Olympic, threatened.

     (b) All of the outstanding capital stock of each Olympic Subsidiary is owned directly or indirectly by Olympic, free and clear of all Encumbrances. All outstanding shares of capital stock of each Olympic Subsidiary have been validly issued and are fully paid and nonassessable. No shares of capital stock of any Olympic Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

     3.9 Financial Statements. Olympic has delivered to Whittier accurate and complete copies of Olympic's audited balance sheet (the "Olympic Balance Sheet") as of February 28, 2003 (the "Olympic Balance Sheet Date"), and the related audited statements of income, stockholders' equity, and cash flows for the year then ended, and the notes and schedules thereto, together with the unqualified reports thereon of J. H. Cohn LLP, independent public accountants (the "Olympic

Financial Statements"). The Olympic Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Olympic and its Subsidiaries in conformity with US GAAP applied on a basis consistent with preceding years throughout the periods involved, and (iii) accurately, completely, and fairly present in all material respects the financial position of Olympic and its Subsidiaries as of the respective dates thereof and their results of operations and cash flows for the periods then ended. All financial projections, forecasts, and other forward-looking information provided by Olympic to Whittier were, as of their respective dates, prepared in good faith and on a basis that management of Olympic believed to be reasonable.

     3.10 Reserve Reports.


     (a) Olympic has furnished Whittier with a copy of its reserve report containing estimates of proved oil and gas reserves as of February 28, 2003, of Olympic and its Subsidiaries (the "Olympic Reserve Report"). The factual, non-interpretive data on which the Olympic Reserve Report was based was accurate and complete at the time the Olympic Reserve Report was prepared in all material respects and incorporates the following: (i) the interests owned by Olympic and its Subsidiaries at the time the Olympic Reserve Report was prepared, (ii) reasonable estimates for periods prior to the date provided of the cost of operating the Olympic Oil and Gas Interests (as hereinafter defined), (iii) historical production and cost data, (iv) all tests and operations on the Oil and Gas Interests of Olympic and its Subsidiaries, of which Olympic was aware as of the date of the Olympic Reserve Report, (v) all capital costs reasonably expected by Olympic at such time to be necessary to operate and develop the Oil and Gas Interests described therein, and (vi) reasonable good faith estimates, as of the time provided, of projected future operating costs with respect to such Oil and Gas Interests. Olympic has furnished its reserve engineer(s) all information necessary to produce an Olympic Reserve Report that is complete and accurate in all material respects. Set forth in Schedule 3.10(a) is a list of all material Oil and Gas Interests that were included in the Olympic Reserve Report that have been disposed of prior to the date hereof.

     (b) Set forth on Schedule 3.10(b) is a list of all Oil and Gas Interests that were not included in the Olympic Reserve Report or that have been acquired by Olympic or any of its Subsidiaries since the date of that report.

     3.11 SEC Filings. Olympic has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it during the two years prior to the date hereof under the Securities Act, the Exchange Act, and all other federal securities laws. Olympic has filed with each of the British Columbia Securities Commission and the TSX Venture Exchange all forms, reports, schedules, statements, and other documents required to be filed by it during the past six years from the date hereof under all applicable Canadian and provincial securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by Olympic with the Securities and Exchange Commission since such date are herein collectively referred to as the "SEC Filings" and all forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by Olympic with the British Columbia Securities Commission, the TSX Venture Exchange, or both, since such date are herein collectively referred to as the "BCSC Filings." Set forth on Schedule 3.11 is a list of all the SEC Filings filed by Olympic with the Securities and Exchange Commission and BCSC Filings filed by Olympic with the British Columbia Securities Commission, the

TSX Venture Exchange, or both. Olympic has delivered to Whittier accurate and complete copies of all the SEC Filings and BCSC Filings listed on Schedule 3.11 that were filed as a paper submission. Each of the SEC Filings and BCSC Filings, at the time filed, complied in all material respects with all applicable requirements of applicable Canadian and U.S. securities laws. None of the SEC Filings or BCSC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.11, all SEC Filings and BCSC Filings were filed timely with the Securities and Exchange Commission and the British Columbia Securities Commission and/or the TSX Venture Exchange, respectively.

     3.12 Disclosure Documents. None of the information relating to Olympic, this Agreement, or the transactions contemplated in this Agreement that has been or is to be supplied by Olympic for inclusion in, or has been or is to be incorporated by reference from Securities and Exchange Commission filings of Olympic in any documents to be provided to shareholders of Whittier in connection with their vote on the Merger, or filed with any regulatory authority by Olympic in connection with the transactions contemplated in this Agreement, at the respective time such document is mailed to such shareholders, or filed or becomes effective, or at the Effective Time, as the case may be, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not misleading. All documents required to be provided or filed by Olympic in connection with the Merger will comply as to form in all material respects with the applicable requirements of the statutes, rules, and regulations pursuant to which they are filed.

     3.13 Absence of Undisclosed Liabilities. Neither Olympic, Newco or any other Subsidiary of Olympic has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Olympic, and whether due or to become due), except (i) liabilities reflected on the Olympic Balance Sheet, (ii) liabilities described in the notes accompanying the Olympic Financial Statements dated as of February 28, 2003 (iii) liabilities that have arisen since the date of the Olympic Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iv) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities specifically set forth on Schedule 3.13, and (vi) other liabilities which, in the aggregate, are not material to Olympic.

     3.14 Absence of Certain Changes. Except as disclosed on Schedule 3.14, since the Olympic Balance Sheet Date (i) there has not been any change, development, or event, individually or in the aggregate, that has had, or might reasonably be expected to have, a Material Adverse Effect; (ii) the business of Olympic and its Subsidiaries has been conducted only in the ordinary course consistent with past practice; (iii) neither Olympic nor its Subsidiaries has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither Olympic nor its Subsidiaries has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) Olympic has not taken any of the actions set forth in Section 4.3 except as permitted thereunder.

     3.15 Tax Matters. Except as disclosed on Schedule 3.15:

     (a) Olympic has (and as of the Effective Time will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS, Canada Customs and Revenue Agency, or other applicable taxing authority, and no extensions with respect to such Tax Returns have (or as of the Effective Time will have) been requested or granted;

     (b) Olympic has (and as of the Effective Time will have) paid, or adequately reserved against in the Olympic Financial Statements, all Taxes due, or claimed by any taxing authority to be due, from or with respect to it, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on Schedule 3.15(b);

     (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns;

     (d) Olympic has (and as of the Effective Time will have) made all deposits required with respect to Taxes;

     (e) the income Tax Returns of Olympic have not been audited by the IRS, Canada Customs and Revenue Agency, or other applicable taxing authority;

     (f) no waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter has been given by or requested from Olympic; and

     (g) Olympic has not filed a consent under Section 341(f) of the Code.

     3.16 Compliance With Laws. Except as disclosed on Schedule 3.16, each of Olympic and its Subsidiaries has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect. Neither Olympic not any of its Subsidiaries has received any written notice, which has not been dismissed or otherwise disposed of, that such person has not so complied. Neither Olympic nor any of its Subsidiaries is charged or, to the knowledge of Olympic, threatened with, or, to the knowledge of Olympic, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Olympic or any of its Subsidiaries, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

     3.17 Legal Proceedings. There are no Proceedings pending or, to the knowledge of Olympic, threatened against or involving Olympic or any of its Subsidiaries (or any of its directors or officers in connection with the business or affairs of Olympic or any of its Subsidiaries) or any properties or rights of Olympic which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect. There are no Proceedings pending or, to the knowledge of Olympic, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

     3.18 Title to Properties. Each of Olympic and its Subsidiaries has good and defensible title, and in the case of real property insurable title, to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the Olympic Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except as disclosed on Schedule 3.18, and such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of Olympic's normal operations.

     3.19 Permits. Olympic and its Subsidiaries hold all Permits necessary or required for the conduct of the business of Olympic as currently conducted. Each of such Permits is in full force and effect, Olympic and its Subsidiaries are in compliance with all its obligations with respect thereto, and, to the knowledge of Olympic, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.19, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the knowledge of Olympic, threatened with respect to any alleged failure by Olympic or any of its Subsidiaries to have any Permit.

     3.20 Agreements.

     (a) Set forth on Schedule 3.20 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Olympic or any Subsidiary is a party or by which Olympic or any Subsidiary or any of their respective properties is otherwise bound:

          (i) collective bargaining agreements and similar agreements with employees as a group;

          (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature, including those referred to in Section 4.3(e);

          (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

          (iv)  agreements between or among Olympic and any of the Subsidiaries;

          (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by Olympic or any Subsidiary or to the direct or indirect guarantee or assumption by Olympic or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

          (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

          (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

          (viii) agreements with respect to the lease of real or personal property;

          (ix) agreements concerning the management or operation of any real property;

          (x) broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, and repair agreements;

          (xi) license, royalty, or other agreements relating to Intellectual Property;

          (xii) royalty, working interest, joint operating agreement, and any other agreements relating to the Olympic Oil and Gas Interests;

          (xiii)  partnership, joint venture, and profit sharing agreements;

          (xiv)   agreements with any Governmental Entity;

          (xv) agreements relating to the release or disposal of hazardous material (as such term is defined in Section 3.22(b));

          (xvi) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

          (xvii) agreements containing any covenant limiting the freedom of Olympic or any Subsidiary to engage in any line of business or compete with any other person in any geographic area or during any period of time;

          (xviii) powers of attorney granted by Olympic or any Subsidiary in favor of any person; and

          (xix) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Olympic. For the purposes of this Section 3.20, a "material" agreement shall mean any agreement that provides for aggregate payments or receipts in excess of $25,000 during the course of a calendar year.

     (b) Olympic has made available to Whittier accurate and complete copies of the agreements listed on Schedule 3.20 and will provide physical copies of each such agreement not later than five (5) days prior to the Effective Time. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

     (c) Neither Olympic nor any of its Subsidiaries has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and Olympic does not know of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Olympic does not currently contemplate, or have reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

     3.21 Employee Benefit Plans.

     (a) Set forth on Schedule 3.21(a) is a list of each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is entered into, maintained, or contributed to, as the case may be, by Olympic or any affiliate of Olympic, and (ii) covers any employee or former employee of Olympic or any affiliate of Olympic or under which Olympic or any affiliate of Olympic has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section as the "Benefit Plans". Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

     (b) Set forth on Schedule 3.21(b) are all liabilities and obligations (whether accrued, absolute, contingent, unliquidated, or otherwise), of Olympic and its Subsidiaries relating to any Benefit Plan of Olympic or its Subsidiaries, including but not limited to employee retirement, severance or similar post-employment arrangements.

     (c) Except as disclosed on Schedule 3.21(c), none of the employees of Olympic or any of its Subsidiaries may cause Olympic or any of its Subsidiaries to maintain their respective Benefit Plans in compliance with the requirements prescribed by ERISA or any other Applicable Law of the United States, Canada, or of the states, provinces or municipalities located therein.

     (d) Except as disclosed on Schedule 3.21(d), there has been no amendment, written interpretation, or announcement (whether or not written) by Olympic or any affiliate of Olympic of or relating to, or change in employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended February 28, 2003.

     3.22 Environmental Matters.

     (a) Except as disclosed in Schedule 3.22(a) and except for matters that in the aggregate would not have a Material Adverse Effect:

         (i) to the knowledge of Olympic, the properties, operations, and activities of Olympic and its Subsidiaries comply with all Applicable Environmental Laws (as defined below);

         (ii) Olympic, its Subsidiaries and the properties, operations, and activities of Olympic and its Subsidiaries are not subject to any existing, pending, or, to the knowledge of Olympic, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws;

         (iii) all Permits, if any, required to be obtained by Olympic or any of its Subsidiaries under any Applicable Environmental Laws in connection with any aspect of the business of Olympic or its Subsidiaries, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined in clause (b) below), have been duly obtained and are in full force and effect, and Olympic and each of its Subsidiaries is in compliance with the terms and conditions of all such Permits;

         (iv) Each of Olympic and its Subsidiaries has satisfied and is currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Entity under any Applicable Environmental Laws, and neither Olympic nor any of its Subsidiaries has received any notice of noncompliance with any such financial responsibility requirements;

         (v) to the knowledge of Olympic, there are no physical or environmental conditions existing on any property owned or leased by Olympic or any of its Subsidiaries, or resulting from their respective operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws;

         (vi) to the knowledge of Olympic, since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by Olympic or any of its Subsidiaries, or used in connection with its properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the knowledge of Olympic, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

         (vii) there has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment, by Olympic, its Subsidiaries or in connection with their properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation; and

         (viii) Olympic shall make available to Whittier all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Olympic relating to any of the current or former properties, operations, or activities of Olympic and its Subsidiaries, provided that Olympic shall not be required to make available any such audits, studies, or correspondence that may be subject to the attorney-client privilege or similar privilege.

     (b) For purposes of this Section, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which Olympic or any of its Subsidiaries has conducted operations or activities or owned or leased property, including, without limitation, the Clear Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means (i) any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas, and natural gas liquids.

     (c) The representations and warranties contained in this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances, if any, pertaining to the properties, operations, and activities of Olympic and its Subsidiaries.

     3.23 Labor Relations.

     (a) Except as disclosed on Schedule 3.23, (i) there are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which Olympic is a party or is bound, no such agreement or contract has been requested by an employee or group of employees of Olympic; (ii) no employees of Olympic are represented by any labor organization, collective bargaining representative, or group of employees; (iii) Olympic is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees; and (iv) Olympic is not aware of any strikes, work stoppages, work slowdowns, or lockouts or any threats thereof by or with respect to any of its employees, and since February 28, 2003, there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts, or similar matters involving any such employees.

     (b) Olympic is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of its employees and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. Olympic is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the knowledge of Olympic, threatened Proceeding against or involving Olympic by or before, and Olympic is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Entity in connection with any current, former, or prospective employee of Olympic.

     (c) Olympic believes that relations with the employees of Olympic are satisfactory.

     3.24 Employees. Except as disclosed on Schedule 3.24, no severance payment, stay-on or incentive payment, or similar obligation will be owed by Olympic to any of its directors, officers, or employees upon consummation of, or as a result of, the Merger or the transactions contemplated in this Agreement, nor will any such director, officer, or employee be entitled to severance payments or other benefits as a result of the Merger or the transactions contemplated in this Agreement in the event of the subsequent termination of his or her employment. Prior to the Effective Time Olympic shall cause its Stock Option Plan for employees, directors, officers and consultants to be amended to provide that all options thereunder shall not expire on the 90th day following the resignation or termination of any such person's relationship with Olympic, but rather, instead, shall expire upon the earlier of (i) the original date of expiration of such option or (ii) the second anniversary of the Effective Time. Olympic shall include on Schedule 3.24 the proposed form of amendment to accomplish this change.

     3.25 Insurance. Set forth on Schedule 3.25 is a list and summary description, including risks covered, premium amounts, term of policy, of all policies of fire, liability, casualty, life, and other insurance owned or held by each of Olympic and its Subsidiaries. Such policies are in full force and effect, are sufficient to satisfy all material requirements of Applicable Laws and any agreements, arrangements, or understandings to which Olympic or any of its Subsidiaries is a party, and provide adequate insurance coverage for the assets and operations of Olympic and its Subsidiaries. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by Olympic or any of its Subsidiaries. No event has occurred nor does any fact or condition exist which would render any of such policies void or voidable or subject any of such policies to cancellation or termination. Each of Olympic and its Subsidiaries has given timely notice to the appropriate insurance carrier of all pending or threatened claims against it that are insured. Schedule 3.25 also lists all pending and threatened insured claims. To the knowledge of Olympic, the insurance companies providing the insurance listed on Schedule 3.25 are solvent. During the past three years, no application by Olympic or any of its Subsidiaries for insurance with respect to its assets or operations has been denied for any reason. To the knowledge of Olympic, adequate insurance coverage for the assets and operations of Olympic and its Subsidiaries relating to their non-operated Oil and Gas Interests is provided for.

     3.26 Books and Records. All the books and records of Olympic and each of its Subsidiaries, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been in all material respects prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, revenues, expenses, assets, and liabilities of Olympic and each of its Subsidiaries.

     3.27 Illegal Payments. To the knowledge of Olympic, none of Olympic, any of its Subsidiaries, or any director, officer, employee, or agent of such person has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Olympic or any of its Subsidiaries, which Olympic or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any Applicable Law.

     3.28 Offerings of Securities. All securities that have been offered or sold by Olympic or any of its Subsidiaries during the six years prior to the date of this Agreement have been registered pursuant to the Securities Act and applicable foreign or state securities laws or were offered and sold pursuant to valid exemptions therefrom. No registration statement, prospectus, private offering memorandum, or other information furnished (whether in writing or orally) to any offeree or purchaser of such securities, at the time such registration statement became effective (in the case of a registered offering) or at the time of delivery of such registration statement, prospectus, private offering memorandum, or other information, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent that any such securities were registered under the Securities Act or foreign securities exchange, the applicable registration statements and prospectuses filed with the Securities and Exchange Commission or such foreign securities exchange, at the time each such registration statement became effective, and at all times when delivery of a prospectus was required pursuant to the Securities Act or foreign securities law, complied in all material respects with the requirements of such applicable securities laws and the rules and regulations thereunder.

     3.29 Brokerage Fees. Neither Olympic nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated herein except that C. K. Cooper & Company has been retained as Olympic's financial advisor in connection with the transactions contemplated herein pursuant to that certain Consulting Agreement between Olympic and C. K. Cooper & Company, dated February 7, 2003, an accurate and complete copy of which has been delivered to Whittier. Olympic shall indemnify and hold harmless Whittier from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated herein asserted by any person on the basis of any act or statement made or alleged to have been made by Olympic or any of its affiliates.

     3.30 Disclosure. No representation or warranty made by Olympic in this Agreement, and no statement of Olympic contained in any document, certificate, or other writing furnished or to be furnished by Olympic pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Olympic knows of no matter that has not been disclosed to Whittier pursuant to this Agreement that has or, so far as Olympic can now reasonably foresee, will have a Material Adverse Effect. Olympic has made available to Whittier accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article III or any Schedule hereto.

     3.31 Representations and Warranties as of the Effective Time. The representations and warranties made in this Article III will be true and correct on and as of the Effective Time with the same force and effect as if such representations and warranties had been made on and as of the Effective Time, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Effective Time as of such earlier date.

                                   ARTICLE IV

                       CONDUCT OF COMPANIES PENDING MERGER

     Whittier and Olympic each hereby covenants and agrees as follows:

     4.1 Conduct and Preservation of Business. Except as expressly provided in this Agreement, during the period from the date hereof to the Effective Time, each of Whittier, Olympic and their Subsidiaries (i) shall conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall each use its reasonable best efforts to preserve, maintain, and protect its properties; and
(iii) shall each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it.

     4.2 Financial Status and Reports. Olympic promptly shall deliver to Whittier copies of all additional SEC Filings filed by Olympic with the Securities and Exchange Commission between the date hereof and the Effective Time. Each party hereto promptly shall deliver to the other party or parties copies of all unaudited financial statements prepared for distribution or dissemination to executive management of such company.

     4.3 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement and the transactions contemplated herein, prior to the Effective Time, neither Whittier, on the one hand, nor Olympic or Newco on the other shall, or cause any of their respective Subsidiaries to, without the prior written consent of the other party or parties:

         (a) amend its charter or bylaws;

         (b) (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents other than the issuance of Common Stock upon the exercise of Options outstanding on the date hereof in accordance with their present terms; (ii) issue or grant any warrants, commitments, subscriptions, rights to purchase, or any other derivative securities; or (iii) amend in any material respect any of the terms of any such securities outstanding as of the date hereof;

         (c) (i) split, combine, or reclassify any shares of its capital stock;
(ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) repurchase, redeem, or otherwise acquire any of its securities; or
(iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of itself;

         (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries and customary loans or advances to employees in amounts not material to the maker of such loan or advance); (iii) pledge or otherwise encumber shares of its capital stock; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any lien thereupon;

         (e) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to it, increase in any manner the compensation or fringe benefits of any director, officer, or employee; or (iii) pay to any director, officer, or employee any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

         (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to it;

         (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

         (h) make any capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $75,000;

         (i) amend any Tax Return or make any tax election or settle or compromise any federal, state, local, or foreign tax liability material to it;

         (j) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the financial statements in the ordinary course of business consistent with past practice;

         (k) enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

         (l) amend, modify, or change in any material respect any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

         (m) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

         (n) hire or lay off any of its employees;

         (o) change any of its banking or safe deposit arrangements;

         (p) change any of the accounting principles or practices used by it;

         (q) take any action which would or might make any of its representations or warranties contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Effective Time or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

         (r) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Access to Information; Confidentiality. Subject to Applicable Law, between the date hereof and the Effective Time, each of the parties hereto (i) shall give the other party or parties hereto and their respective authorized representatives reasonable access, during regular business hours, to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by independent public accountants, (ii) shall permit such other party or parties hereto and their respective authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause its officers to furnish the other party or parties hereto and their respective authorized representatives with such financial and operating data and other information with respect to it as such other party or parties hereto may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of any other party hereto contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the party granting such access shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at or on its offices or other facilities or properties. Olympic and Newco shall hold in confidence all such information on the terms and subject to the conditions contained in the letter of intent dated April 25, 2003 from Whittier to Olympic (the "Letter of Intent").

     5.2 Appropriate Action; Consents; Filings.

     (a) Whittier shall take all action necessary in accordance with Applicable Law of the State of Nevada and its Articles of Incorporation and Bylaws to duly call, give notice of, convene, and hold a special meeting of its shareholders (the "Whittier Special Meeting") as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of this Agreement and the Merger. The shareholder vote required for the adoption and approval of this Agreement and the Merger shall be the vote required by Chapter 92A of the Nevada Revised Statutes and its Articles of Incorporation. The Board of Directors Whittier shall (i) recommend to its shareholders that they vote in favor of the adoption and approval of this Agreement and the Merger, and (ii) take all other action reasonably necessary to secure a vote of its shareholders in favor of such adoption and approval.

     (b) Whittier, Olympic and Newco each shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated in this Agreement,
(ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Whittier or Olympic in connection with the consummation of the transactions contemplated herein, including, without limitation, the Merger, (iii) prepare and deliver all disclosure documents and make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder (in the case of Olympic), and any other applicable federal or state securities laws and (B) any other Applicable Law. Whittier, Olympic and Newco shall furnish all information required for any disclosure document, application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with the transactions contemplated in this Agreement.

     5.3 Tax Treatment. Each of Whittier and Olympic shall use its best efforts to cause the Merger to qualify, and will not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code.

     5.4 Notice of Litigation. Until the Effective Time, (i) Olympic, upon learning of the same, shall promptly notify Whittier of any Proceeding which is commenced or threatened against Olympic or Newco and which affects this Agreement or the transactions contemplated herein and (ii) Whittier, upon learning of the same, shall promptly notify Olympic of any Proceeding which is commenced or threatened against Whittier and which affects this Agreement or the transactions contemplated herein.

     5.5 Corporate Headquarters; Vancouver Office. It is the intention of the parties hereto that Olympic shall, promptly following the Effective Time, establish its corporate headquarters in Houston, Texas, USA; provided, however, that Olympic shall maintain an office in Vancouver, British Columbia, Canada for a period of not less than six (6) months after the Effective Time.

     5.6 Performance of Subsidiaries. Each party hereto shall cause their respective Subsidiaries to comply with all its obligations hereunder and, subject to the terms and conditions hereof, to consummate the Merger as contemplated herein.

     5.7 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Effective Time to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.1 and 7.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Effective Time shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Effective Time shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     5.8 Further Assurances. At and after the Effective Time, the directors and officers of Whittier, or the Surviving Corporation, shall be authorized to execute and deliver, in the name and on behalf of Whittier or Newco, any deeds, bills of sale, assignments, or assurances, and to take and do, in the name and on behalf of Whittier or Newco, any other actions and things, to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of Whittier or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and otherwise to carry out the intent and purpose of this Agreement.

     5.9 Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such fee or expense, whether or not the Effective Time shall have occurred; provided, however, that the parties hereto recognize the existence of that certain Consulting Agreement with C. K. Cooper & Company and hereby agree that any amounts owing thereunder shall be paid by the Surviving Corporation subsequent to the Effective Time (if the Effective Time shall occur). Notwithstanding anything contained herein to the contrary, Whittier shall pay all fees and expenses (up to a maximum of $40,000) relating to the Olympic Fairness Opinion (as hereinafter defined); provided, however, that Whittier shall not be obligated to pay such fees and expenses relating to the Olympic Fairness Opinion if Olympic breaches any material provision of this Agreement or commits an act of fraud in connection with this Agreement or the transactions contemplated herein.

     5.10 Breakup Fee. In the event a party hereto terminates the transactions contemplated herein without good cause, the parties hereto agree that such noncomplying party (x) shall reimburse the other complying party, within 15 business days after written demand, for such party's out-of-pocket expenses and fees (including, without limitation, fees and expenses of legal counsel, accountants, financial and other advisors) and (y) shall pay to the complying party, within 15 business days after written demand, the amount of $40,000; provided, however, that the total of such reimbursement (including such $40,000) payable pursuant to this Section 5.10 shall not exceed in the aggregate $60,000 (which aggregate shall include expenses and fees which such noncomplying party is obligated to pay pursuant to Section 5.9 hereof). All amounts shall be paid in immediately available funds. The parties agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages resulting from a party's failure to consummate the Merger hereunder and agree that the damages set forth above are reasonable, and not a penalty, based upon the facts and circumstances of the parties at the time of entering into this Agreement and with due regard to future expectations.

     5.11 Exclusive Dealing. Until the Effective Time, each of Whittier, Olympic and Newco will not, directly or indirectly, through any officer, director, agent, or otherwise, (i) solicit, initiate, or negotiate with, directly or indirectly, or encourage submission of inquiries, proposals, or offers from, any third party relating to the disposition of the assets, business or any securities of such corporation, or any part thereof (other than transactions in the ordinary course or transactions which have been initiated by a party prior to the date hereof, which in either case will not make inadvisable or impracticable the consummation of the transactions contemplated herein) or (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the disposition of the assets, business or any securities of such corporation or any part thereof (except as contemplated in clause (i) above), and none of Whittier, Olympic or Newco will unilaterally terminate the transactions contemplated herein without good cause. Each of Whittier, Olympic and Newco hereby agrees to disclose immediately to the other the receipt of any offer of a third party for the sale or other disposition of such corporation

     5.12 Public Disclosure. Before the Effective Time, neither Whittier nor Olympic, nor any of their Subsidiaries, shall make any public release of information regarding the matters contemplated herein except (i) that press releases in agreed form shall be issued by Whittier and Olympic as promptly as is practicable after the execution of this Agreement, (ii) that Whittier and Olympic may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated in this letter, and (iii) as required by Applicable Law.

     5.13 Registration Rights Agreement. Olympic, the holders of Olympic options and warrants set forth on Schedule 3.4, and Whittier, on behalf of its shareholders, shall enter into a registration rights agreement (the

"Registration Agreement") at (and subject to the occurrence of) the Effective Time, pursuant to which Olympic shall agree that, in the event Olympic shall register shares of Olympic Common Stock under the Securities Act, it shall also register all or a portion of the Olympic Common Stock held by the Whittier shareholders and the parties to such Registration Agreement, on the terms and subject to the conditions set forth therein. The Registration Agreement shall include such terms and conditions as are appropriate and customary for a merger of the kind contemplated herein.

                                   ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF WHITTIER

     The obligations of Whittier to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

     6.1 Representations and Warranties True. All the representations and warranties of Olympic and Newco contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Effective Time, shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

     6.2 Covenants and Agreements Performed. Olympic and Newco shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

     6.3 Opinions of Counsel to Olympic.

     (a) Whittier shall have received from Hirst & Applegate, P.C., Wyoming legal counsel to Olympic, a legal opinion to the effect that a vote of the shareholders of Olympic is not required pursuant to the laws of the State of Wyoming in order to approve the Merger or the transactions herein contemplated, substantially in the form of Exhibit F attached hereto.

     (b) Whittier shall have received an opinion of Devlin Jensen, legal counsel to Olympic, dated the Effective Time, in the form of Exhibit G attached hereto.

     6.4 Olympic Fairness Opinion. The Board of Directors of Olympic shall have received a written opinion (the "Olympic Fairness Opinion"), in form and substance reasonably satisfactory to the Board, of Howard, Frazier, Barker & Elliott, or another recognized securities evaluation firm, dated on or prior to the Effective Date, to the effect that the consideration to be received by the shareholders of Olympic pursuant to the Merger is fair, from a financial point of view, to such shareholders, and such opinion shall not have been amended or withdrawn.

     6.5 Release and Waiver. Whittier shall have received from Olympic, who shall have obtained from each employee and consultant of Olympic and its Subsidiaries, an executed copy of the Release and Waiver, substantially in the form of Exhibit H attached hereto.

     6.6 Legal Proceedings. No Proceeding shall, on the Effective Time, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

     6.7 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Olympic.

     6.8 Due Diligence. The due diligence conducted by Whittier and its representatives in connection with the proposed transactions contemplated herein shall not have caused Whittier or its representatives to become aware of any facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of Olympic or Newco that, in the good faith judgment of Whittier, make it inadvisable for Whittier to proceed with the consummation of the transactions contemplated herein.

     6.9 Other Documents. Whittier shall have received the certificates, instruments, and documents listed below:

     (a) A copy of the resolutions approved and adopted by the Board of Directors of Olympic authorizing the execution, delivery, and performance by Olympic of this Agreement, certified by the secretary or an assistant secretary of Olympic.

     (b) Copies of the resolutions of the Board of Directors of Newco, and those of Olympic, as the sole shareholder of Newco, authorizing the execution, delivery, and performance by Newco of this Agreement, certified by the secretary or an assistant secretary of Newco.

     (c) Certificates from the Secretary of State of Wyoming dated not more than 30 days prior to the Effective Time, as to the legal existence and good standing, respectively, of Olympic and Newco, for the purposes of merger under the laws of the State of Wyoming, and a telegram dated the Effective Time from the Secretary of State of Wyoming as to the good standing of Olympic under the laws of such state.

     (d) A certified copy of the Articles of Incorporation of Newco as filed with the Office of the Secretary of State of Wyoming.

     (e) A certified copy of the Articles of Amendment to the Articles of Incorporation of Olympic, in the form of Exhibit E attached hereto, as filed with the Office of the Secretary of State of Wyoming.

     (f) A copy of the Olympic Stock Option Plan for employees, directors, officers and consultants as amended to provide that all options thereunder shall not expire on the 90th day following the resignation or termination of any such person's relationship with Olympic, but rather, instead, shall expire upon the earlier of (i) the original date of expiration of such option, or (ii) the second anniversary of the Effective Time.

     (g) The minute books, stock records, and corporate seal of Olympic, certified as complete and correct as of the Effective Time by the secretary or an assistant secretary of Olympic.

     (h) All Olympic's books and records, including without limitation minute books, corporate charter, bylaws, stock records, bank account records, accounting records, computer records, and all contracts with third parties.

     (i) The written resignations from the Board of Directors of Olympic of Dr. Kenneth Friedman, Alex Montano and Patrick Forseille, such resignations to be effective at the Effective Time.

     (j) The written resignations as an officer of Olympic of each of Daryl Pollock (as President and Chief Executive Officer), Patrick Forseille, Bev Funston and Malcolm Bell, such resignations to be effective at the Effective Time.

     (k) A copy of the resolutions approved and adopted by the Board of Directors of Olympic, to be effective at the Effective Time, appointing up to seven individuals to the Board, including up to five members nominated by Whittier, as well as Daryl Pollock and John Pierce, the latter two for a term of six months.

     (l) An executed copy of the escrow agreement by and among Daryl Pollock, Patrick Forseille, Olympic and Whittier, dated as of the Effective Time and substantially in the form attached hereto as Exhibit I (the "Escrow Agreement").

     (m) An executed copy of the consulting agreement by and between Daryl Pollock and Olympic, substantially in the form attached hereto as Exhibit J (the "Pollock Consulting Agreement").

     (n) An executed copy of the Registration Agreement.

     (o) Such other certificates, instruments, and documents as may be reasonably requested by Whittier to carry out the intent and purposes of this Agreement.


                                   ARTICLE VII

                 CONDITIONS TO OBLIGATIONS OF OLYMPIC AND NEWCO

     The obligations of Olympic and Newco to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

     7.1 Representations and Warranties True. All the representations and warranties of Whittier contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Effective Time, shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

     7.2 Covenants and Agreements Performed. Whittier shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

     7.3 Opinion of Counsel to Whittier. Olympic shall have received an opinion of Thompson & Knight LLP, legal counsel to Whittier, dated as of the Effective Time, in the form of Exhibit K attached hereto.

     7.4 Fairness Opinion. The Board of Directors of Olympic shall have received a written opinion, in form and substance reasonably satisfactory to the Board, of Howard, Frazier, Barker & Elliott, or another recognized securities evaluation firm, dated on or prior to the Effective Date, to the effect that the consideration to be received by the shareholders of Olympic pursuant to the Merger is fair, from a financial point of view, to such shareholders, and such opinion shall not have been amended or withdrawn.

     7.5 Legal Proceedings. No Proceeding shall, immediately prior to the Effective Time, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

     7.6 No Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Whittier.

     7.7 Due Diligence. The due diligence conducted by Olympic and its representatives in connection with the proposed transactions contemplated herein shall not have caused Olympic or its representatives to become aware of any facts relating to the business, assets, results of operations, condition (financial or otherwise), or prospects of Whittier that, in the good faith judgment of Olympic, make it inadvisable for Olympic to proceed with the consummation of the transactions contemplated herein.

     7.8 Other Documents. Olympic shall have received the certificates, instruments, and documents listed below:

          (a) A copy of the resolutions approved and adopted by the Board of Directors and the shareholders of Whittier authorizing the execution, delivery, and performance by Whittier of this Agreement, certified by the secretary or an assistant secretary of Whittier.

          (b) Certificates from the Secretary of State of Nevada, each dated not more than 30 days prior to the Effective Time, as to the legal existence and good standing, respectively, of Whittier under the laws of such state, and a telegram dated the Effective Time from the Secretary of State of such state as to the legal existence and good standing of Whittier under the laws of such state.

          (c) An executed copy of the Registration Agreement.

          (d) Such other certificates, instruments, and documents as may be reasonably requested by Olympic to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

     8.1 Termination. This Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Effective Time in the following manner:

     (a) by mutual written consent of Whittier and Olympic; or

     (b) by Whittier, if, immediately prior to the Effective Time, any of the conditions set forth in Article VI shall not have been satisfied and shall not have been waived by Whittier; or

     (c) by Olympic, if, immediately prior to the Effective Time, any of the conditions set forth in Article VII shall not have been satisfied and shall not have been waived by Olympic; or

     (d) by either Whittier or Olympic, if the Effective Time shall not have occurred on or before August 29, 2003, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (d).

     8.2 Effect of Termination; Limitations on Liability. In the event of the termination of this Agreement pursuant to Section 8.1 by Olympic, on the one hand, or Whittier, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Olympic, Newco, or Whittier or any of their respective Subsidiaries, directors, officers, employees, stockholders, or representatives, except that the agreements contained in this Section and in Sections 5.1, 5.9, 5.10. 5.11. 5.12, 10.1, 10.5 and 10.11 shall survive the termination hereof. In the event a party hereto terminates this Agreement otherwise than in accordance with Section 8.1 and without good cause, each of Whittier and Olympic agrees that such non-complying party shall pay to the complying party, within 15 business days after written demand, the amount of (x) $40,000 plus (y) such complying party's actual and reasonable out-of-pocket expenses and fees incurred specifically and directly as a result of the transactions herein contemplated (including, without limitation, fees and expenses of legal counsel, accountants, financial and other advisors; provided, however, that the total of such reimbursement payable pursuant to clauses (x) and (y) of this Section 8.2 shall not exceed in the aggregate $60,000; and provided further that, in the case of payments by Whittier such $60,000 limitation on liability shall take into account and include all expenses and fees which Whittier may be obligated to pay to Olympic pursuant to Section
5.9 hereof, including fees relating to the Olympic Fairness Opinion up to a maximum of $40,000. All amounts shall be paid in immediately available funds. The parties agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages resulting from a party's termination of this Agreement and agree that the damages set forth above are reasonable, and not a penalty, based upon the facts and circumstances of the parties at the time of entering into this Agreement and with due regard to future expectations.

     8.3 Waiver. Each of Whittier, on the one hand, and Olympic and Newco, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     8.4 Remedies Exclusive. The rights and remedies herein provided shall be exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.


                                   ARTICLE IX

                    INDEMNIFICATION FOLLOWING EFFECTIVE TIME

     9.1 Survival.

     (a) The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Effective Time, regardless of any investigation made by or on behalf of any party, until the first anniversary of the Effective Time (such anniversary, the "Survival Date"). From and after the Survival Date, no party hereto or any shareholder, director, officer, employee, or affiliate of such party shall be under any liability whatsoever pursuant to this Article IX with respect to any such representation or warranty, except with respect to matters as to which notice has been received in accordance with Section 9.1(b).

     (b) No party hereto shall have any indemnification obligation pursuant to this Article IX in respect of any representation or warranty unless before the Survival Date it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation or warranty is sought. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim ; provided, however, that any notice which the party seeking indemnification delivers to the indemnifying party prior to the Survival Date which notifies the indemnifying party of the existence of a claim and, notwithstanding the failure of such notice to meet the requirements set forth in clauses (i), (ii), and (iii) above, does not materially prejudice the indemnifying party's ability to defend such claim, shall be deemed to have met the requirement of delivery of notice prior to the Survival Date for the purpose of preserving the indemnified party's right to indemnification pursuant to this Article IX.

     (c) The provisions of this Section shall have no effect upon any other obligation of the parties hereto under this Agreement, whether to be performed before, at, or after the Effective Time.

     9.2 Indemnification by Olympic. Subject to the terms and conditions of this
Article IX, Olympic shall indemnify, defend, and hold harmless Whittier from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Whittier or its successors, directly or indirectly, following the Effective Time, by reason of or resulting from any breach by Olympic or Newco of any of its representations and warranties contained in this Agreement or in any certificate, instrument, or Ancillary Document delivered pursuant hereto (collectively, "Whittier Claims"). Neither Olympic nor Newco shall be entitled to any contribution or reimbursement from Whittier with respect to payments made by Olympic, Newco, or both, under this Article IX. For purposes solely of the liability of Olympic or Newco (but without any reduction or diminishment of the obligations or liability of Pollock or Forseille under the Escrow Agreement), the parties agree that such indemnification obligations of Olympic and Newco pursuant to this Section 9.2 shall apply only to the extent that the aggregate Damages incurred in connection with any Whittier Claim or Claims exceeds One Hundred Thousand Dollars ($100,000.00).

     9.3 Indemnification by Whittier. Subject to the terms and conditions of this Article IX, Whittier shall indemnify, defend, and hold harmless Olympic and Newco from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Olympic or Newco, directly or indirectly, following the Effective Time, by reason of or resulting from any breach by Whittier of any of its representations and warranties contained in this Agreement or in any certificate, instrument, or Ancillary Document delivered pursuant hereto

(collectively, "Olympic Claims"). Whittier shall not be entitled to any contribution or reimbursement from Olympic or Newco with respect to payments made by Whittier under this Article IX. The parties agree that such indemnification obligations of Whittier pursuant to this Section 9.3 shall apply only to the extent that the aggregate Damages incurred in connection with any Olympic Claim or Claims exceeds One Hundred Thousand Dollars ($100,000.00).

     9.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 9.2 or 9.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced therein. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     9.5 Escrow by Olympic Principals.

     (a) In this regard, to secure the indemnity obligations of Olympic and Newco under this Article IX, each of Daryl Pollock and Patrick Forseille shall, at the Effective Time, cause to be deposited with Olympic, as escrow agent, the Escrow Options and Escrow Warrants pursuant to the provisions of the Escrow Agreement attached hereto as Exhibit I.

     (b) The Escrow Options and Escrow Warrants, any underlying Olympic Common Stock issued pursuant to the exercise thereof, and all proceeds from the sale or transfer of such underlying Olympic Common Stock, shall be held in escrow until the Survival Date in accordance with the following terms and conditions:

          (i) The Escrow Options and Escrow Warrants, any underlying Olympic Common Stock issued pursuant to the exercise thereof, and all proceeds from the sale or transfer of such underlying Olympic Common Stock shall be held by the escrow agent in a separate account and disbursed only in accordance with the provisions of the Escrow Agreement.

          (ii) All Escrow Options, Escrow Warrants, any underlying Olympic Common Stock issued pursuant to the exercise thereof, and all proceeds from the sale or transfer of such underlying Olympic Common Stock, for which claims have been made by Whittier for matters as to which Whittier is entitled to be indemnified under this Article IX shall be transferred to Whittier (for the benefit of its former shareholders at the Effective
     Time), unless either of Daryl Pollock or Patrick Forseille makes a good faith objection to any such claim within twenty (20) days after notice thereof from Whittier.

          (iii) If a claim is objected to, the dispute shall be resolved by Daryl Pollock, Patrick Forseille (or either of them) and Olympic, or by arbitration or other mutually satisfactory means, within ninety (90) days after the claim is made. Upon resolution, the appropriate number of Escrow Options, Escrow Warrants, any underlying Olympic Common Stock issued pursuant to the exercise thereof, and all proceeds from the sale or transfer of such underlying Olympic Common Stock, due Whittier shall be transferred thereto.

     (c) Until immediately after the Effective Time, neither Daryl Pollock nor Patrick Forseille may sell, assign, transfer, gift, bequest, encumber, or otherwise dispose of any derivative securities (including options, warrants convertible securities) of Olympic that are directly held by him.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  If to Olympic or Newco:

                           Olympic Resources Ltd.
                           525 - 999 W. Hastings Street
                           Vancouver, B.C., Canada
                           V6C 2W2
                           Attention: Daryl Pollock, President
                           Telefax:  (604) 689-1817
                  with a copy to:

                           Devlin Jensen
                           Barristers & Solicitors
                           2550 - 555 W. Hastings Street
                           Vancouver, B.C., Canada
                           V6B 4N5
                           Attention:  Peter Jensen or Michael Shannon
                           Telefax:  (604) 684-0916

                  If to Whittier:

                           Whittier Energy Company
                           7770 El Camino Road
                           Carlsbad, CA 92009  USA
                           Attention: Bryce Rhodes, Vice President
                           Telefax:  (760) 943-3938

                  with a copy to:

                           Thompson & Knight LLP
                           333 Clay Street, Suite 3300
                           Houston, TX 77002  USA
                           Attention: Dallas Parker
                           Telefax:  (832) 397-8110

Such notices, requests, demands, and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

     10.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties, except that (i) Newco may assign to Olympic or any other direct or indirect wholly owned subsidiary of Olympic any of Newco's rights, interests, or obligations hereunder and (ii) Olympic may assign to any corporation hereafter organized as parent or holding company of Olympic any of Olympic's rights, interests, or obligations hereunder, in each instance upon notice to Whittier. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Olympic, Newco, and Whittier any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     10.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     10.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

     10.7 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     10.8 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     10.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     10.10 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     10.11 Consent to Jurisdiction.

     (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Nevada and the federal courts of the United States of America located in the State of Nevada, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated herein and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated herein brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 10.1.


                                   ARTICLE XI

                                   DEFINITIONS

     11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

          "affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

          "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by Whittier, Olympic, or Newco in connection with the transactions contemplated in this Agreement, including without limitation the Agreement and Plan of Merger.

          "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Articles of Merger" shall have the meaning set forth in Section 1.1.

          "BCSC Filings" shall have the meaning set forth in Section 3.11.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect as of the Effective Time.

          "Contribution Agreement" shall have the meaning set forth in Section 1.1.

          "Damages" shall have the meaning set forth in Section 9.2.

          "Effective Time" shall have the meaning set forth in Section 1.2.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agreement" means that certain Escrow Agreement by and among Olympic, the Escrow Agent, Daryl Pollock and Patrick Forseille, dated as of the Effective Time and attached hereto as Exhibit I.

          "Escrow Options" means all options (and any other convertible securities that are not the Escrow Warrants) to purchase Olympic Common Stock that are directly held by Daryl Pollock and/or Patrick Forseille as of the Effective Time (or thereafter), pursuant to the provisions of the Escrow Agreement.

          "Escrow Warrants" means (i) that certain Warrant issued to Daryl Pollock to purchase 450,000 shares of Olympic Common Stock, dated as of the Effective Time, and (ii) all other warrants to purchase shares of Olympic Common Stock that are directly held by Daryl Pollock and/or Patrick Forseille as of the Effective Time (or thereafter), pursuant to the provisions of the Escrow Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, provincial, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

          "Intellectual Property" means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, technology, inventions, computer software (including documentation and object and source codes), and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

          "IRS" means the Internal Revenue Service.

          "knowledge" of a specified person (or similar references to a person's knowledge) means that the only information to be attributed to such person is information actually known to (a) such person in the case of an individual or (b) in the case of a corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such person.

          "Letter of Intent" shall have the meaning set forth in Section 5.1.

          "Material Adverse Effect" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of the applicable party hereto and its Subsidiaries (considered as a whole) or (ii) to the ability of such party or its Subsidiaries to perform on a timely basis any material obligation under this Agreement or any agreement, instrument, or document entered into or delivered in connection herewith.

          "Merger" shall have the meaning set forth in the preamble to this Agreement.

          "Newco" means WEC Acquisition, Inc., a Wyoming corporation and a wholly owned subsidiary of Olympic.

          "Olympic" means Olympic Resources Ltd., a Wyoming corporation.

          "Olympic Balance Sheet" shall have the meaning set forth in Section
     3.9.

          "Olympic Balance Sheet Date" shall have the meaning set forth in
     Section 3.9.

          "Olympic Claims" shall have the meaning set forth in Section 9.3.

          "Olympic Common Stock" shall have the meaning set forth in the preamble to this Agreement.

          "Olympic Fairness Opinion" shall have the meaning set forth in Section 6.4.

          "Olympic Financial Statements" shall have the meaning set forth in
     Section 3.9.

          "Olympic Preferred Stock" shall have the meaning set forth in the preamble to this Agreement.

          "Olympic Reserve Report" shall have the meaning set forth in Section 3.10(a).

          "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

          "Plan" shall have the meaning set forth in Section 1.1.

          "Pollock Consulting Agreement" shall have the meaning set forth in
     Section 6.9(m).

          "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

          "reasonable best efforts" means, whenever used with reference to a party's obligation, an obligation of such party to use every reasonable commercial effort, but shall not be interpreted to require such party to take any action or refrain from taking any action that would be materially burdensome to such party or to amend this Agreement or any agreement contemplated herein or to forego or waive any of its rights hereunder or thereunder.

          "Registration Agreement" shall have the meaning set forth in Section 5.13.

          "SEC Filings" shall have the meaning set forth in Section 3.11.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned, directly or indirectly, by the applicable party hereto.

          "Survival Date" shall have the meaning set forth in Section 9.1(a).

          "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

          "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

          "US GAAP" shall have the meaning set forth in Section 2.9.

          "WBCA" shall have the meaning set forth in Section 1.1.

          "Whittier" means Whittier Energy Company, a Nevada corporation.

          "Whittier Balance Sheet" shall have the meaning set forth in Section 2.9.

          "Whittier Balance Sheet Date" shall have the meaning set forth in
     Section 2.9.

          "Whittier Claims" shall have the meaning set forth in Section 9.2.

          "Whittier Common Stock" shall have the meaning set forth in Section
     2.4.

          "Whittier Financial Statements" shall have the meaning set forth in
     Section 2.9.

          "Whittier Reserve Report" shall have the meaning set forth in Section 2.10.

          "Whittier Special Meeting" shall have the meaning set forth in Section 5.2(a).

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.


                                            OLYMPIC RESOURCES, LTD.



                                            By /s/ Daryl Pollock
                                            --------------------
                                            Daryl Pollock, President



                                            WEC ACQUISITION, INC.



                                            By /s/ Daryl Pollock
                                            --------------------
                                            Daryl Pollock, President



                                            WHITTIER ENERGY COMPANY



                                            By /s/ Bryce Rhodes
                                            -------------------
                                            Bryce Rhodes, Vice President



     Each of the undersigned has caused this Agreement to be executed with respect to Section 9.5 hereof, as of the day and year first above written.


                                            /s/ Daryl Pollock
                                            -----------------
                                            Daryl Pollock, Individually


                                            /s/ Patrick Forseille
                                            -----------------------------------
                                            Patrick Forseille, Individually